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                                                                    EXHIBIT 3.88

                            ARTICLES OF INCORPORATION

                                      -of-

                      JOHN H. PARKER, JR., M.D., F.C.A.P.,
                           A PROFESSIONAL ASSOCIATION

                                       I.

          The corporate title of said company is: John H. Parker, Jr., M.D., F.C.A.P., A Professional Association.

                                       II.

          The period of duration of this corporation is and shall be ninety-nine years.

                                      III.

          The purposes for which said corporation is created and the powers which it shall possess are as follows, to-wit:

          (1) To engage in every phase and aspect of the business of rendering the professional services to the public that a Doctor of Medicine, duly licensed under the laws of the State of Mississippi, is authorized to render, but such professional services shall be rendered only through officers, employees, and agents who are duly licensed under the laws of the State of Mississippi to practice medicine within this State.

          (2) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interests issued or

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created by any partnership, corporation, joint stock companies, syndicates, associations, firms, trusts, or persons, public or private or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          (3) To acquire, and pay for in cash, stocks or bonds of the corporation, or otherwise, the goodwill, rights, assets and property, and to undertake or assume the whole or any part of the obligations, or liabilities, of any person, persons, firms, association or corporation.

          (4) To enter into, make, execute and perform contract of every nature, kind and description with any person, firm, association, corporation, municipality, county, state, body politic, government or subdivision thereof.

          (5) To loan unto any person, firm or corporation any of its surplus funds, either with or without security and upon such terms as may appear to the corporation to be advisable.

          (6) To borrow or raise moneys for any of the purposes of the corporation, and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof, together with interest thereon and any other expense incurred in connection therewith, by mortgage or deed of trust upon, or pledge, conveyance or assignment in trust of, the whole or

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any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          (7) In connection with any and all of the foregoing to buy, acquire, own, hold, lease, sell, mortgage, alienate, manage, control, or otherwise deal in or with any and all property, real, personal or mixed, including, but not limited to, interests in partnerships, stock (including stock in other corporations), land, mineral rights, interest and royalties, bonds, negotiable papers, and other securities, not contrary to law, and to carry on and to engage in any and all of the aforesaid businesses and operations, and in any and all other operations not contrary to law, anywhere in the State of Mississippi, or elsewhere; and to do each and every thing necessary, incidental, desirable, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the purposes or objects hereinabove enumerated or suggested, or which at this time or at any time hereafter may appear conducive to, desirable for the promotion, protection or benefit of the corporation.

          (8) The rights and powers that may be exercised by the corporation, in addition to the foregoing, are those conferred by Sections 79-3-1 et seq. of the Mississippi Code of 1972, as amended, as limited by Sections 79-9-1 et seq. of the Mississippi Code of 1972, as amended.

          (9) The foregoing shall be considered as both objects and powers of the corporation and said objects and powers as set forth in any of the foregoing clauses shall not in anywise be limited or restricted by reference to, or inference from, the terms of any other clause in these Articles of Incorporation.

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                                       IV.

          The aggregate number of shares which the corporation shall have authority to issue is one thousand (1,000) shares, all common stock having a par value of One Hundred and 00/100ths Dollars ($100.00) per share.

                                       V.

          The corporation will not commence business until consideration of the value of at least One Thousand and 00/100ths Dollars ($1,000.00) has been received for the issuance of shares.

                                       VI.

          The post office and street address of the corporation's initial registered office is 306 Hospital Drive, Columbus, Mississippi 39701, and the name of its initial registered agent at such address is John H. Parker, Jr., M.D.

                                      VII.

          The number of directors constituting the initial board of directors of the corporation is three (3) and the names and street and post office addresses of the person who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

          NAME                          POST OFFICE ADDRESS

          John H. Parker, Jr., M.D.     306 Hospital Drive
                                        Columbus, Mississippi 39701

          Sherry N. Parker              306 Hospital Drive
                                        Columbus, Mississippi 39701

          John F. Prince                221 7th Street North
                                        Columbus, Mississippi 39701

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                                      VIII.

          The name and street and post office addresses of the incorporators, both of whom are natural persons over the age of twenty-one years, are:

          NAME                          POST OFFICE ADDRESS

          John H. Parker, Jr., M.D.     306 Hospital Drive
                                        Columbus, Mississippi 39701

          Sherry N. Parker              306 Hospital Drive
                                        Columbus, Mississippi 39701

          WITNESS THE SIGNATURES of the incorporators on this the 18th day of December, 1979.


                                     ---------------------------------
                                     JOHN H. PARKER, JR., M.D.


                                     ---------------------------------
                                     SHERRY N. PARKER

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STATE OF MISSISSIPPI

COUNTY OF LOWNDES

          Personally appeared before me, the undersigned notary public in and for the state and county aforesaid, JOHN H. PARKER, JR., M.D. and SHERRY N. PARKER, who, being by me first duly sworn, on their oaths deposed and said that they are the incorporators of JOHN H. PARKER, JR., M.D., F.C.A.P., A PROFESSIONAL ASSOCIATION, and that they executed the foregoing ARTICLES OF INCORPORATION on the day that the same bears date, as the incorporators of the corporation, and that the statements contained therein are true and correct as therein stated.

                                     ---------------------------------
                                     JOHN H. PARKER, JR., M.D.


                                     ---------------------------------
                                     SHERRY N. PARKER

          Sworn to and subscribed before me on this the 18th day of December, 1979.

(S E A L )

                                     ---------------------------------
                                     NOTARY PUBLIC

My commission expires:


-------------------------

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                                                                    EXHIBIT 3.88

F0012 - Page 1 of 3

                               OFFICE OF THE MISSISSIPPI SECRETARY OF STATE
                           P.O BOX 136, JACKSON, MS 39205-0316   (601) 359-1333
                                           ARTICLES OF AMENDMENT

          The undersigned persons, pursuant to Section 79-4-10.06 (if a profit corporation) or Section 79-11-305 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     1. TYPE OF CORPORATION

=>    /X/ Profit         / /  Nonprofit

     2. NAME OF CORPORATION

=>    JOHN H. PARKER, JR., M.D., F.C.A.P., A PROFESSIONAL ASSOCIATION

     3. THE FUTURE EFFECTIVE DATE IS  ______________________       FILED
        (COMPLETE IF APPLICABLE)                                 10/20/1999
                                                                 ERIC CLARK
                                                             SECRETARY OF STATE
                                                            STATE OF MISSISSIPPI

     4. SET FORTH THE TEXT OF EACH AMENDMENT ADOPTED. (ATTACH PAGE)

     5. IF AN AMENDMENT FOR A BUSINESS CORPORATION PROVIDES FOR AN EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES, SET FORTH THE PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF THEY ARE NOT CONTAINED IN THE AMENDMENT ITSELF. (ATTACH PAGE)

     6. THE AMENDMENT(S) WAS (WERE) ADOPTED ON

=>   October 18, 1999 Date(s)

     FOR PROFIT CORPORATION (Check the appropriate box)

=>   Adopted by / / the incorporators /X/ directors without shareholder action and shareholder action was not
                                          required.

     FOR NONPROFIT CORPORATION (Check the appropriate box)

=>   Adopted by / / the incorporators / / board of directors without member action and member action was not
                                          required.

     FOR PROFIT CORPORATION

     7. IF THE AMENDMENT WAS APPROVED BY SHAREHOLDERS
     (a) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment, and the number of votes of each voting group indisputably represented at the meeting were

     Designation     No. of outstanding   No. of votes entitled   No. of votes
                     shares               to be cast              indisputably
                                                                  represented
=>   Common          50                    50                      50

=>
    ____________      _______________       _______________       _________________

  (B) EITHER

     (i) the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was

     Voting group           Total no. of votes       Total no. of votes cast
                            cast FOR                 AGAINST

=>   Common                 50                       __________________


=>   _________________      _________________        __________________

     OR

     (ii) the total number of undisputed votes cast for the amendment by each voting group was

     Voting group           Total no. of undisputed votes cast FOR the plan

=>   _________________      ______________________________________


=>   _________________      ______________________________________

     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.

     FOR NONPROFIT CORPORATION

     8. IF THE AMENDMENT WAS APPROVED BY THE MEMBERS

     (a) The designation, number of memberships outstanding, number of votes entitled to be cast by eachclass entitled to vote separately on the amendment, and the number of votes of each classindisputably represented at the meeting were

     Designation     No. of memberships   No. of votes entitled   No. of votes
                     outstanding          to be cast              indisputably
                                                                  represented

=>
     ______________   __________________   _____________________  ______________

=>
     ______________   __________________   _____________________  ______________

  (B) EITHER

     (i) the total number of votes cast for and against (the amendment by each class entitled to vote separately on the amendment was

     Voting class         Total no. of votes      Total no. of votes
                          cast FOR                cast AGAINST

     ________________     ___________________     ______________________


     ________________     ___________________     ______________________

     OR

     (ii) the total number of undisputed votes cast for the amendment by each class was

     Voting class         Total no. of undisputed votes cast FOR the
                          amendment

     _________________    _____________________________________


     _________________    _____________________________________

     and the number of votes cast for the amendment by each voting group was sufficient for approval by that voting proud.

     By: Signature                   (please keep writing within blocks)

                                            /s/ JOHN H PARKER, JR., M.D.
                                            --------------------------------
                          Printed Name      JOHN H PARKER, JR., M.D.
                          Title             President

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4. Set forth the text of each amendment adopted.

     a) The current text of Article I shall be deleted in its entirety and the following substitution in its stead:

                                ARTICLE I - NAME

     The name of this corporation is JOHN H. PARKER, JR., M.D., F.C.A.P., INC.


     b) The current text of Article III shall be deleted in its entirety and the following substituted in its stead:

                              ARTICLE III - PURPOSE

     The sole and specific purpose of the corporation is to engage in any and all business permitted by law incidental to the operation of the corporation, and to do any and all things, not contrary to law, incidental to the carrying on of any business activity, for which a corporation may be organized under the Mississippi Business Corporation Act.